EXHIBIT 10.1

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of December 28, 2022, by and among LTRMN, Inc., an Oregon corporation (the “Company”), Buchanan Group, LLC, an Oregon limited liability company (“Buyer”) and UMBRLA, Inc., a Nevada corporation (“Seller”). The Company, Seller, and Buyer may each be referred to herein as a “party” and, collectively, as the “parties”.

RECITALS

WHEREAS, Seller is the record holder of 500,000 shares of the Company’s Common Stock (the “Shares”), which Shares represent 100% of the outstanding equity securities of the Company; and

WHEREAS, Seller desires to sell 100% of the Shares to Buyer and Buyer desires to acquire 100% of the Shares from Seller on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1. SALE AND TRANSFER OF SHARES

1.1 Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 7), Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares for an aggregate purchase price of $250,000.00 (the “Purchase Price”). The Purchase Price will be paid in the form of a secured promissory note issued by Buyer to Seller in substantially the form attached hereto as Exhibit A (the “Note”). Without limiting the foregoing, upon a final and binding settlement of the Magee Case (as defined on Schedule 1.3 hereto) that is approved by Seller: (i) the Purchase Price shall be automatically revised to be $0 and the Note shall be deemed to be paid and satisfied in-full and (ii) the Intercompany Balance (as defined on Schedule 1.3 hereto) shall be automatically revised to be $0 and the Intercompany Balance shall be deemed to be paid and satisfied in-full.

1.2 Acquired Assets.In connection with and as a result of the purchase of the Shares by Buyer, subject to the terms and conditions set forth herein and effective upon the Closing, Buyer shall, indirectly through its ownership of the Company, acquire and accept all of the rights, title and interest in and to all of the assets of the Company (collectively, the “Acquired Assets”), including, but not limited to those assets set forth on Schedule 1.2 attached hereto.

1.3 Assumed Liabilities. In connection with and as a result of the purchase of the Shares by Buyer, subject to the terms and conditions set forth herein and effective upon the Closing, Buyer shall, indirectly through its ownership of the Company, acquire and accept all of the rights, title and interest in and to all of the liabilities of the Company (collectively, the “Assumed Liabilities”), including, but not limited to those liabilities set forth on Schedule 1.3 attached hereto.

2. REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants that as of the Closing:

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2.1 Title to Shares. As of immediately prior to the Closing, Seller is the owner, beneficially and of record, of all the Shares to be sold by Seller under this Agreement and has good title to all the Shares, free and clear of all liens, encumbrances, security agreements, claims, charges and restrictions other than those imposed by (a) applicable securities laws, and (b) the Company’s Bylaws, as may be amended and restated from time to time (the “Bylaws”). Seller has received as of the Closing all consents or waivers necessary to transfer the Shares being sold by Seller to Buyer, and such transfer is not subject to any right of first refusal, preemptive, tag-along or other comparable obligations or restrictions that have not been properly waived or complied with as of the Closing. Upon payment for the Shares in accordance with this Agreement, Seller will, at the Closing, deliver to Buyer stock certificate(s) representing the Shares (if any), accompanied by an Assignment Separate from Certificate duly executed by Seller in the form attached hereto as Exhibit B assigning all of Seller’s right, title and interest in and to the Shares.

2.2 Authority and Consents. Seller has the right, power, legal capacity and authority to enter into and perform Seller’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith, other than any that has been properly obtained as of the Closing. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

2.3 Knowledge of Company’s Affairs. Seller has such knowledge and experience such that Seller is capable of evaluating the risks and merits of the sale of the Shares to Buyer pursuant to the terms of this Agreement. Seller has evaluated the merits and risks of selling the Shares on the terms set forth in this Agreement, and is willing to forgo through such sale the potential for future economic gain that might be realized from the continued ownership of the Shares. Seller has considered, without limitation, the opportunity to achieve current liquidity, the risk of holding stock for an uncertain amount of time, the possibility that the Company’s stock will achieve liquidity through a public offering or acquisition or otherwise at prices substantially higher than the price to be paid by Buyer in connection with its purchase of the Shares, the Company’s financial condition, the Company’s rapid growth, the Company’s position in its market and the Company’s substantial success in commercialization of its new product offerings. Seller has negotiated this Agreement on an arm’s-length basis and has had an opportunity to consult with Seller’s legal, tax and financial advisors concerning this Agreement and its subject matter. Seller represents that it has not relied on the Company, any Related Parties (as defined below) or Buyer for any information, including without limitation, any information regarding the Company or the value of the Shares, and Seller further acknowledges that except for the express representations and warranties made by Buyer in Section 3, Buyer has not made any representation or warranty to Seller with respect to the transactions contemplated herein, the Company or Buyer. Seller acknowledges that neither Buyer, the Company, nor any of their respective affiliates is acting as a fiduciary or financial or investment adviser to Seller for purposes of the sale of the Shares, and has not given Seller any investment advice, opinion or other information on whether the sale of the Shares is prudent. Seller acknowledges that (a) the Company or the Related Parties currently have, and later may come into possession of further, information with respect to the Company that is not known to Seller and that is material to the valuation of the Company and the Shares and may be material to a decision to enter into the this Agreement (“Seller Excluded Information”), (b) Seller has determined to agree to the sale of the Shares notwithstanding its lack of knowledge with regard to the nature of Seller Excluded Information and (c) Seller waives and releases any claims that Seller might have against the Company, or any Related Party, with respect to the nondisclosure of Seller Excluded Information in connection with the sale of the Shares and the transactions contemplated by this Agreement. Seller Excluded Information includes, without limitation, information with respect to the Company’s current and forecasted financial and operating performance, information with respect to current and expected products of the Company, information with respect to current or expected customers or partners of the Company and information with respect to current or expected financial events involving the Company such as an outside investment, merger or sale or public offering of the Company’s stock. Seller understands that the Company will rely on the accuracy and truth of the foregoing representations, and Seller hereby consents to such reliance. For purposes of this Agreement, “Related Parties” shall mean the Company’s current and former directors, officers, partners, employees, attorneys, agents, successors, assigns, stockholders, owners, representatives, predecessors, parents, affiliates, associates and subsidiaries and each of their respective affiliates.

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2.4 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by Seller of, or constitute a default by Seller under, any applicable law, rule or regulation or any agreement, instrument, decree, judgment or order to which Seller is a party or by which Seller may be bound. There is no action, suit, proceeding or investigation pending against Seller or, to Seller’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Seller to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of Seller to comply with or perform any of its obligations under this Agreement.

2.5 Brokers or Finders. Neither the Company nor Buyer has incurred, nor will incur, directly or indirectly, as a result of any action taken by Seller, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

2.6 No Representations Regarding Company; Contractual Rights. Seller is not making any representations or warranties in relation to or on behalf of the Company or regarding the enforceability, after the Closing, of any contractual rights, rights associated with the Shares, or the effectiveness of any purported transfer of such rights.

2.7 Litigation and Government Action. The Seller has no actual knowledge of any claim, litigation, proceeding, investigation or other material governmental action pending or threatened against the Company that might result in any material adverse change in the business or condition of the Company, except as otherwise disclosed in this Agreement or except as is otherwise already known to Buyer.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

Buyer represents, warrants and covenants that:

3.1 Authority and Consents. Buyer has the right, power, legal capacity and authority to enter into and perform Buyer’s obligations under this Agreement, and no approvals or consent of any governmental or regulatory authority or other persons is necessary in connection herewith. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies. The address of Buyer’s principal place of business is identified on the signature page hereto.

3.2 Purchase Entirely for Own Account. This Agreement is made with Buyer in reliance upon Buyer’s representation to the Company and Seller, which by Buyer’s execution of this Agreement, Buyer hereby confirms, that the Shares to be acquired by Buyer will be acquired for investment for an indefinite period for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Buyer further represents that Buyer does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. Buyer has not been formed for the specific purpose of acquiring the Shares. Buyer has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. Buyer has conducted an independent investigation of the Company and the Shares in making its decision to purchase the Shares and believes it has received all of the information Buyer considers necessary or appropriate for deciding whether to acquire the Shares and has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and Seller. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Shares and is able to fend for itself and bear the economic risk of such investment.

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3.3 No Registration. Buyer understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Buyer’s investment intent and the accuracy of Buyer’s representations as expressed herein.

3.4 Restricted Securities. Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state laws and that, pursuant to these laws, Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Buyer acknowledges that the Company has no obligation to register or qualify the Shares for resale. Buyer further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of Buyer’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5 No Public Market. Buyer understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6 Accredited Investor. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D of the Securities Act.

3.7 Legends; Other Agreements. Buyer understands that the Shares will bear substantially the following legends and such other legends as may be required pursuant to the terms of any shareholder agreements:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

Buyer authorizes the Company to issue stop-transfer instructions to its stock transfer agent or, as long as it acts as its own transfer agent, to make a stop-transfer notation in its appropriate records whenever necessary or appropriate to ensure that Buyer complies with this Agreement, and to the extent applicable, the Bylaws.

3.8 Agreement to be Bound. Buyer hereby agrees to be bound by all rights and obligations in existence with respect to the Shares set forth in the Bylaws and any shareholder agreements (if any).

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3.9 No Representations Regarding Company. Buyer (a) is making an informed decision regarding the purchase of the Shares and (b) has independently and without reliance upon the Company or Related Parties, and based on such information and the advice of such advisors as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement. Buyer acknowledges that none of the Company nor any Related Parties are acting as fiduciary or financial or investment advisers to Buyer, and have not given Buyer any investment advice, opinion or other information on whether the purchase of the Shares is prudent. Buyer acknowledges that (x) the Company or the Related Parties currently have, and later may come into possession of further, information with respect to the Company that is not known to Buyer and that is material to the valuation of Company and the Shares and may be material to a decision to enter into the this Agreement (“Buyer Excluded Information”), (y) Buyer has determined to agree to the purchase of the Shares notwithstanding its lack of knowledge with regard to the nature of Buyer Excluded Information and (z) Buyer waives and releases any claims that it might have against the Company, or any Related Party with respect to the nondisclosure of Buyer Excluded Information in connection with the purchase of the Shares and the transactions contemplated by this Agreement. Buyer Excluded Information includes, without limitation, information with respect to the Company’s current and forecasted financial and operating performance, information with respect to current and expected products of the Company, information with respect to current or expected customers or partners of the Company and information with respect to current or expected financial events involving the Company such as an outside investment, merger or sale or public offering of the Company’s stock. Buyer understands that the Company will rely on the accuracy and truth of the foregoing representations, and Buyer hereby consents to such reliance.

3.10 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a violation or breach by Buyer of, or constitute a default by Buyer under, any applicable law, rule or regulation or any agreement, instrument, decree, judgment or order to which Buyer is a party or by which Buyer may be bound. There is no action, suit, proceeding or investigation pending against Buyer or, to Buyer’s knowledge, currently threatened that questions the validity of this Agreement, or the right of Buyer to enter into this Agreement or to consummate the transaction contemplated hereby or that may otherwise have an adverse effect on the ability of Buyer to comply with or perform any of its obligations under this Agreement.

3.11 Brokers or Finders. Seller has not incurred, nor will incur, directly or indirectly, as a result of any action taken by Buyer, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4. COVENANTS

4.1 Post-Closing Licenses.

(a) The parties agree to use commercially reasonable efforts to negotiate and execute a binding license agreement for the non-exclusive use by the Company of the “Korova” brand, including related trademarks and corresponding intellectual property.

(b) While the necessary approvals are pending with the Oregon Liquor and Cannabis Commission and other governmental agencies, Buyer shall operate and maintain the Company's business and licenses.

4.2 Accounts and Expenses. The parties agree that, immediately following Closing, Buyer will have control of and signing authority for all of the Company’s bank accounts.

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4.3 Access to Books and Records. Company shall maintain possession of all of the books, records, and other documents (or, in each case, copies thereof) constituting the Company, the Acquired Assets and the Assumed Liabilities following the Closing Date. From and after the Closing Date, Seller shall have reasonable access to all of such books, records and documents on reasonable advance notice, including the right to make copies and abstracts thereof, for the purposes of (a) preparation or examination of any tax return relating to any period of time that includes periods ending on or prior to the Closing, (b) reconciliation of expenses between the parties, or (c) any actual or threatened litigation against Seller.

4.4 Cooperation on Tax Matters. Following the Closing, the parties shall, upon written request, furnish or cause to be furnished to the other Party, as promptly as practicable, such information and assistance as is reasonably necessary for the preparation and filing of any tax return by such party, claim for refund or other filings relating to tax matters, for the preparation for any tax audit, for the preparation for any tax protest, for the prosecution or defense of any suit or other proceeding, or matters relating to tax matters.

4.5 Further Assurances. Each of the parties agrees to work diligently, expeditiously and in good faith to consummate the transactions contemplated hereby. Following the Closing, the parties shall, and shall cause its affiliates to, execute and deliver or cause to be executed and delivered such additional documents, instruments, conveyances, consents and assurances and take such further actions as may be reasonably required to carry out the provisions hereof, give effect to the transactions and to perfect any interest granted pursuant hereto or thereto.

5. CONDITIONS PRECEDENT TO BUYER’S PERFORMANCE

The obligations of Buyer under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties or covenants under this Agreement.

5.1 Accuracy of Seller’s Representations and Warranties. All representations and warranties of Seller contained in this Agreement shall be true and correct on and as of the Closing Date (as defined below) as though made on and as of that date.

5.2 Performance by Seller. Seller shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller on or before the Closing Date.

6. CONDITIONS PRECEDENT TO SELLER’S PERFORMANCE

The obligations of Seller under this Agreement to Buyer are subject to the satisfaction, at or before the Closing, of all the following conditions by Buyer. Seller may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its other rights or remedies, at law or in equity, if Buyer shall be in default of any of its representations, warranties or covenants under this Agreement.

6.1 Accuracy of Buyer’s Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of that date.

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6.2 Performance by Buyer. Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, or complied with by Buyer on or before the Closing Date.

7. CLOSING

The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the parties may agree to in writing. That date is herein called the “Closing Date.”

7.1 Obligations of Seller. At the Closing, Seller shall deliver to Buyer stock certificate(s) representing the Shares (if any), accompanied by an Assignment Separate from Certificate duly executed by Seller in the form attached hereto as Exhibit B assigning all of Seller’s right, title and interest in and to the Shares. The Company shall issue to Buyer on the books of the Company or by an electronic certificate representing the Shares, registered in the name of Buyer.

7.2 Obligations of Buyer. At the Closing, subject to Seller’s performance of the conditions set forth herein, Buyer shall deliver to Seller a fully executed copy of the Note in the principal amount equal to the Purchase Price.

8. INDEMNIFICATION.

8.1 Seller Indemnification.

(a) Seller shall, at its own cost, defend, indemnify and hold harmless Buyer and each of Buyer’s officers, directors, employees, and agents (each a “Buyer Indemnitee”) from and against any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against a Buyer Indemnitee (a “Buyer Claim”) regardless of the merit of such Buyer Claim, to the extent that such Buyer Claim is based on any assertion arising out of (i) any breach of Seller’s representations and warranties set forth in this Agreement, (ii) a breach of Seller’s covenants set forth in this Agreement, or (iii) any fraud, gross negligence or willful misconduct of Seller. Seller shall pay all judgments, awards, settlements, liabilities, damages, liens and claims, and all related costs, expenses and other charges suffered or incurred as a result of or in connection with a Buyer Claim as set forth above, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement and judgment, and any taxes, interest, penalties and fines with respect to any of the foregoing incurred by a Buyer Indemnitee with respect to any Buyer Claim subject to indemnification hereunder.

(b) If any Buyer Claim or action is asserted that would entitle a Buyer Indemnitee to indemnification pursuant to this Section 8.1 (a “Buyer Proceeding”), such Buyer Indemnitee will give written notice thereof to the promptly to Seller (and in any event within fifteen (15) calendar days after the service of the citation or summons); provided, however, that the failure of a Buyer Indemnitee to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that Seller demonstrates actual legal prejudice by such failure. Seller may elect to direct the defense or settlement of any such Buyer Proceeding by giving written notice to the Buyer Indemnitee, which election will be effective immediately upon receipt by a Buyer Indemnitee of such written notice of election. Seller will have the right to employ counsel reasonably acceptable to the Buyer Indemnitees to defend any such Buyer Proceeding, or to compromise, settle or otherwise dispose of the same, if Seller deems it advisable to do so, all at the expense of Seller; provided that Seller will not settle, or consent to any entry of judgment in, any Buyer Proceeding without obtaining either: (i) an unconditional release of the Buyer Indemnitees from all liability with respect to all claims underlying such Buyer Proceeding; or (ii) the prior written consent of the Buyer Indemnitees. Buyer Indemnitees will not settle, or consent to any entry of judgment, in any Buyer Proceeding without obtaining the prior written consent of Seller. The parties will fully cooperate with each other in any such Buyer Proceeding and will make available to each other any books or records useful for the defense of any such Buyer Proceeding.

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8.2 Buyer Indemnification.

(a) Buyer shall, at its own cost, defend, indemnify and hold harmless Seller and each of Seller’s officers, directors, employees, and agents (each a “Seller Indemnitee”) from and against any demand, or any civil, criminal, administrative, or investigative claim, action, or proceeding (including arbitration) asserted, commenced or threatened against a Seller Indemnitee (a “Seller Claim”) regardless of the merit of such Seller Claim, to the extent that such Seller Claim is based on any assertion arising out of (i) any breach of Buyer’s representations and warranties set forth in this Agreement, (ii) a breach of Buyer’s covenants set forth in this Agreement, or (iii) any fraud, gross negligence or willful misconduct of Buyer. Buyer shall pay all judgments, awards, settlements, liabilities, damages, liens and claims, and all related costs, expenses and other charges suffered or incurred as a result of or in connection with a Seller Claim as set forth above, including reasonable attorneys’ fees and disbursements, costs of investigation, litigation, settlement and judgment, and any taxes, interest, penalties and fines with respect to any of the foregoing (“Losses”) incurred by a Seller Indemnitee with respect to any Seller Claim subject to indemnification hereunder.

(b) Buyer agrees to specifically indemnify Seller for any Losses arising from or related to the Magee Case (as defined on Schedule 1.3 hereto).

(c) If any Seller Claim or action is asserted that would entitle a Seller Indemnitee to indemnification pursuant to this Section 8.2 (a “Seller Proceeding”), such Seller Indemnitee will give written notice thereof to the promptly to Buyer (and in any event within fifteen (15) calendar days after the service of the citation or summons); provided, however, that the failure of a Seller Indemnitee to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that Buyer demonstrates actual legal prejudice by such failure. Buyer may elect to direct the defense or settlement of any such Seller Proceeding by giving written notice to the Seller Indemnitee, which election will be effective immediately upon receipt by a Seller Indemnitee of such written notice of election. Buyer will have the right to employ counsel reasonably acceptable to the Seller Indemnitees to defend any such Seller Proceeding, or to compromise, settle or otherwise dispose of the same, if Buyer deems it advisable to do so, all at the expense of Buyer; provided that Buyer will not settle, or consent to any entry of judgment in, any Seller Proceeding without obtaining either: (i) an unconditional release of the Seller Indemnitees from all liability with respect to all claims underlying such Seller Proceeding; or (ii) the prior written consent of the Seller Indemnitees. Seller Indemnitees will not settle, or consent to any entry of judgment, in any Seller Proceeding without obtaining the prior written consent of Buyer. The parties will fully cooperate with each other in any such Seller Proceeding and will make available to each other any books or records useful for the defense of any such Seller Proceeding.

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9. RELEASES

9.1 Seller Release.

(a) Seller hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against the Company, Buyer and their respective predecessors, successors, or past or present subsidiaries, officers, directors, stockholders, agents, partners, members, managers, employees, assigns, and affiliates thereof from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or in connection with the sale of the Shares and the transactions contemplated by this Agreement existing or arising on or prior to the Closing (other than in connection with enforcing the terms of this Agreement and, with respect to Buyer, for a breach of this Agreement by Buyer) (the “Seller Released Claims”).

(b) Seller expressly acknowledges and agrees that the provisions of this Section 9.1 shall be effective as a full and final accord and satisfaction and general release of all Seller Released Claims, whether known or unknown, against Buyer and the Company.

9.2 Buyer Release.

(a) Buyer hereby waives and releases and promises never to assert any claims or causes of action, whether or not now known, against the Company, Seller and their respective predecessors, successors, or past or present subsidiaries, officers, directors, stockholders, agents, partners, members, managers, employees, assigns, and affiliates thereof from any and all actions, suits, claims, demands, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, promises, judgments, liabilities or obligations of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, without limitation, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or in connection with the purchase of the Shares and the transactions contemplated by this Agreement existing or arising on or prior to the Closing (other than in connection with enforcing the terms of this Agreement and, with respect to Seller, for a breach of this Agreement by Seller) (the “Buyer Released Claims”).

(b) Seller expressly acknowledges and agrees that the provisions of this Section 9.2 shall be effective as a full and final accord and satisfaction and general release of all Seller Released Claims, whether known or unknown, against Buyer and the Company.

10. MISCELLANEOUS

10.1 Effect of Headings. The subject headings of the sections of this Agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

10.2 Entire Agreement; Modification; Waiver. This Agreement, together with all Exhibits hereto which are made a part hereof, constitutes the entire agreement between the parties pertaining to its subject matter, and supersedes, merges and voids all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto, whether written or oral. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver unless it expressly provides such by its terms. No waiver shall be binding unless executed in writing by the party making the waiver.

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10.3 No Reliance. Except as expressly set forth in Sections 2 and 3 of this Agreement, neither Buyer, Seller nor any of their agents, employees or representatives have made, nor are any of them making, any representation or warranty, written or oral, express or implied, including any representations and warranties about the accuracy or completeness of any information or documents previously provided, and any such other representations or warranties are hereby expressly disclaimed. Each of Buyer and Seller expressly acknowledges and agrees that neither it nor any of its agents, employees or representatives is relying on any other representation or warranty of or made by Seller or Buyer, as the case may be, or any of its agents, employees or representatives, including regarding the accuracy or completeness of any representations and warranties, or the omission of any material information, whether written or oral, express or implied. Buyer and Seller further agree that neither the Company, nor any of its agents, employees or representatives have made, nor are any of them making any representation or warranty, written or oral, express or implied, including any representations and warranties about the accuracy or completeness of any information or documents previously provided, and any such representations or warranties are hereby expressly disclaimed. Each of Buyer and Seller expressly acknowledges and agrees that neither it nor any of its agents, employees or representatives is relying on any representation or warranty of or made by the Company, or any of its agents, employees or representatives, including regarding the accuracy or completeness of any representations and warranties or the omission of any material information, whether written or oral, express or implied.

10.4 Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.5 Assignment. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

10.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing, addressed to the respective party or parties as set forth on the signature pages of this Agreement, and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or by facsimile or email receipt acknowledged. Any party may change its address for purposes of this Section 10.6 by giving the other parties written notice of the new address in the manner set forth above. If no facsimile number or email address is listed for notices on the signature pages of this Agreement for a party, notices and communications given or made by facsimile or email shall not be deemed effectively given to such party.

10.7 Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Oregon without respect to the conflicts of law provisions thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Multnomah County, Oregon.

10.8 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

10.9 Survival of Representations and Warranties. The representations and warranties made by Seller and Buyer contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

10.10 Expenses. Each party shall pay the expenses and costs incurred by it incidental to the preparation of this Agreement, the performance and compliance with all agreements contained in this Agreement to be performed or complied with by them and the consummation of the transactions contemplated hereby.

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10.11 Specific Enforcement. Notwithstanding anything to the contrary set forth herein, it is agreed and understood that monetary damages would not adequately compensate an injured party hereto for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.12 Confidentiality. Each of Buyer and Seller shall (a) keep the contents of this Agreement confidential (including the fact that a transaction occurred and the identities of the parties hereto) and (b) not disclose such information to any other person or entity, including by way of press release, public announcement or description of the transaction in any marketing documents, except that Buyer or Seller may disclose any provision of this Agreement (and the fact that a transaction occurred and the identities of the parties thereto) (i) as may be required by applicable law, regulation, regulatory authority or legal process, (ii) to its financial, tax and legal advisors and (iii) to its affiliates, partners, former partners, managers, members or managing members.

(Signature pages follow.)

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

COMPANY:

LTRMN, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo _____________________
Title:	Authorized Representative___________________
Email:	scarrillo@unrivaledbrands.com

SIGNATURE PAGE TO STOCK PURCHASE AND SALE AGREEMENT

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

SELLER:

UMBRLA, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	Authorized Representative

Address:

Email:

SIGNATURE PAGE TO STOCK PURCHASE AND SALE AGREEMENT

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IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

BUYER:

BUCHANAN GROUP, LLC

By:	/s/ Colin Landforce
Name:	Colin Landforce
Title:	Manager

Address:

Email:

SIGNATURE PAGE TO STOCK PURCHASE AND SALE AGREEMENT

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SCHEDULE 1.2

ACQUIRED ASSETS

1.	Wholesale Cannabis License #1014865EAE6

2.	Retail Cannabis Delivery License #10182979513

3.	All existing inventory ($151,000 as of 10/31/22)

4.	All accounts Receivable ($474,000 as of 10/31/22)

5.	All prepayments ($0 as of 10/31/22)

6.	LTRMN brand intellectual property

7.	Email and Drive Archives for all Portland employees

8.	LTRMN related profiles and accounts

9.	All LTRMN packaging die lines and templates

10.	All LTRMN media and marketing materials

11.	LTRMN Inc Zoho Tenant Org ID 660383365

12.	Zoho customizations and custom applications

13.	All past sales data for LTRMN Inc

14.	OLCC license 060-1014865EAE6

15.	Pending OLCC license 050-10182979513

Domain Names:

1.	LTRMN.com

2.	itmeansplenty.com

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SCHEDULE 1.3

ASSUMED LIABILITIES

1.	All in intercompany balances owed to Seller ($500,000 as of 10/31/22) (the “Intercompany Balance”)

2.	All Accounts Payable ($1,777,000 as of 10/31/22 (includes Accrued Expenses)

3.	All PPP Loan Liability ($296,700 as of 10/31/22)

4.	All Rental Lease Liabilities ($12,000 per month as of 10/31/22)

5.	All Federal Income Tax Liability (($148,000 as of 10/31/22))

6.	All Oregon Income Tax Liability ($66,000 as of 10/31/22)

7.	All City Tax Liability ($40,000 as of 10/31/22)

8.	All Liabilities and exposure relating to any active lawsuits, including but not limited:

a.	MAGEE V. UMBRLA, INC. (the “Magee Case”)

b.	PWC, LLC

c.	Boring Glory, LLC

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EXHIBIT A

SECURED PROMISSORY NOTE

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EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Purchase and Sale Agreement by and among LTRMN, Inc., a Oregon corporation (the “Company”), the undersigned (“Transferor”), and Buchanan Group, LLC, an Oregon limited liability company (“Buyer”) dated as of December 28, 2022, Transferor hereby sells, assigns and transfers unto Buyer 500,000 shares of the Common Stock of the Company (the “Shares”), standing in Transferor’s name on the Company’s books, and does hereby irrevocably constitute and appoint LTRMN, Inc. to transfer said Shares on the books of the Company with full power of substitution in the premises.

Dated: December 28, 2022

TRANSFEROR:

UMBRLA, INC.

By:	/s/ Sabas Carrillo
Name:	Sabas Carrillo
Title:	Authorized Representative

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